                                                            RULE NO. 424(b)(5)
                                                    REGISTRATION NO. 333-27141
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 21, 1997)

                                $2,017,750,000

                              IKON CAPITAL, INC.

                          MEDIUM-TERM NOTES, SERIES C
           WITH MATURITIES OF NINE MONTHS OR MORE FROM DATE OF ISSUE

                              ------------------

  IKON Capital, Inc. (the "Company") may offer from time to time its Medium Term Notes, Series C (the "Notes"), having an aggregate initial offering price not to exceed $2,017,750,000 (or the equivalent thereof in foreign currencies or currency units), subject to reduction under certain circumstances as a result of the sale of other Securities of the Company under the Prospectus to which this Prospectus Supplement relates. The Notes will be offered at varying maturities of nine months or more from their dates of issue and may be subject to redemption at the option of the Company or repayment at the option of the Holder, in each case, in whole or in part, prior to the maturity date (as further defined below, "Stated Maturity") thereof as set forth in a Pricing Supplement to this Prospectus Supplement (a "Pricing Supplement"). Each Note will be denominated in United States dollars or in other currencies or currency units (the "Specified Currency") as may be designated by the Company and set forth in the applicable Pricing Supplement. See "Important Currency Information" and "Currency Risks." The Notes may be issued as "Amortizing Notes," "Original Issue Discount Notes," "Extendible Notes," "Renewable Notes" or "Indexed Notes." See "Description of Notes."
                                                       (Continued on next page)
                              ------------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      PASSED  UPON THE  ACCURACY  OR ADEQUACY  OF  THIS PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                      AGENT'S
                             PRICE TO              COMMISSION OR                  PROCEEDS TO
                             PUBLIC(1)              DISCOUNT(2)                  COMPANY(2)(3)
------------------------------------------------------------------------------------------------
Per Share..............         100%                .125%-.750%                 99.250%-99.875%
------------------------------------------------------------------------------------------------
                                                                              $2,015,227,812.50-
Total(4)...............   $2,017,750,000     $2,522,187.50-$15,133,125          $2,002,616,875

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Unless otherwise specified in the Pricing Supplement relating thereto, each Note will be issued at 100% of the principal amount thereof.
(2) The Company will pay Lehman Brothers, Lehman Brothers Inc., Chase Securities Inc., Goldman, Sachs & Co., or Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (each an "Agent," and collectively, the "Agents") a commission, in the form of a discount ranging from .125% to .750%, of the principal amount of any Note, depending on its Stated Maturity, sold through such Agent, except that the commission payable by the Company to the Agents with respect to Notes with maturities of greater than thirty years will be negotiated at the time the Company issues such Notes. Any Agent, acting as principal, may also purchase Notes at a discount for resale to one or more investors or one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. The Company has agreed to reimburse the Agents for certain expenses. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the applicable Federal and state securities laws.
(3) Before deducting offering expenses payable by the Company estimated at $1,196,061.
(4) Or the equivalent thereof in one or more foreign or composite currencies.

                              ------------------

  The Notes are offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Company has reserved the right to sell Notes directly to investors on its own behalf, and on such sales no commissions will be paid. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent that solicits any offer to purchase Notes may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution."

                               ----------------
LEHMAN BROTHERS
                CHASE SECURITIES INC.
                                     GOLDMAN, SACHS & CO.
                                                            MERRILL LYNCH & CO.

June 4, 1997

(Continued from previous page)

  Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in United States dollars will be issued only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If the Notes are to be denominated in a foreign currency or units of a foreign composite currency, the authorized denominations and currency exchange rate information will be set forth in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, each Note will be registered and will be issued either in (i) book-entry form and represented by a global certificate (a "Global Security") registered in the name of a nominee of The Depository Trust Company, as Depositary (the "Depositary") (each such Note represented by a Global Security being referred to herein as a "Book-Entry Note"), or (ii) if specified in the applicable Pricing Supplement, in certificated form and represented by certificates issued in definitive form ("Certificated Notes") and registered in the name of each Holder. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to beneficial interests of participants) and its participants. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes only under the limited circumstances described herein. See "Description of Notes--Book-Entry System."

  Except as otherwise set forth herein, the interest rate on, or interest rate formula for, each Note will be established by the Company at the date of issuance of such Note and will be set forth in the applicable Pricing Supplement. Interest rates and interest rate formulas are subject to change by the Company, but, except as otherwise set forth herein, no such change will affect the interest rate on, or interest rate formula for, any Note theretofore issued or which the Company has agreed to sell. Unless otherwise located in the applicable Pricing Supplement, each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at Stated Maturity, or at rates determined by reference to the Commercial Paper Rate, Federal Funds Rate, CD Rate, LIBOR, Prime Rate, Treasury Rate, CMT Rate, 11th District Cost of Funds Rate, J.J. Kenny Rate (each as defined below) or such other interest rate formula (a "Floating Rate") as may be designated in an accompanying Pricing Supplement, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Notes. See "Description of Notes."

  Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note other than an Amortizing Note will accrue from its Original Issue Date (as defined below), or the last date to which interest has been paid or duly provided for, and will be payable semiannually on each June 15 and December 15 and at Maturity.

  CERTAIN PERSONS PARTICIPATING IN OFFERINGS OF NOTES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH NOTES, AND THE IMPOSITION OF PENALTY BIDS, DURING AND AFTER SUCH OFFERINGS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION."

                             DESCRIPTION OF NOTES

  The Notes will be issued under an Indenture, dated as of June 30, 1995, and a First Supplemental Indenture, dated as of June 4, 1997 (together, the "Indenture"), between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as trustee (the "Trustee"). The following summaries of certain provisions of the Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Notes and the Indenture. Capitalized terms set forth below that are not otherwise defined herein shall have the meanings specified in the Indenture and/or the Notes. Unless otherwise specified in the applicable Pricing Supplement, the Notes will have the terms described below.

GENERAL

  The Notes constitute a single series of debt securities for purposes of the Indenture (the "Debt Securities") and are limited to $2,017,750,000 (or the equivalent thereof in foreign currencies or currency units calculated at issuance of such Notes) aggregate initial offering price, subject to reduction under certain circumstances as a result of the sale of other Securities of the Company under the accompanying Prospectus. In this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement, reference to "U.S. dollars", "U.S. $", "$", "dollars" or "cents" are to United States currency, unless otherwise indicated in the applicable Pricing Supplement. The Company may from time to time sell additional series of Debt Securities, including additional series of medium-term notes.

  The Notes will be offered on a continuing basis and each Note will mature nine months or more from its date of issue, as selected by the initial purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the Holder prior to Stated Maturity as set forth below under "Optional Redemption" and "Repayment at the Noteholders' Option." Each Note will be denominated in U.S. dollars or in such other Specified Currency as is specified in the applicable Pricing Supplement. Each Note will be either (i) a Fixed Rate Note, which may bear interest at a rate of zero in the case of a Note issued at an Issue Price (as defined below) representing a discount from the principal amount payable at Stated Maturity (a "Zero Coupon Note"), or (ii) a Floating Rate Note which will bear interest at a rate determined by reference to the interest rate basis or combination of interest rate bases specified in the applicable Pricing Supplement, which may be adjusted by a Spread and/or Spread Multiplier (each as defined below).

  Each Note will be issued initially as either a Book-Entry Note or a Certificated Note in fully registered form without coupons. Except as set forth below under "Book-Entry System," Book-Entry Notes will not be exchangeable for Certificated Notes. Unless otherwise specified in the applicable Pricing Supplement, Notes will be issuable in U.S. dollars in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The authorized denominations of any Note denominated in other than U.S. dollars will be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the first Business Day (as defined below) in The City of New York and the country issuing such currency (or, in the case of European Currency Units ("ECUs"), Brussels) next preceding the date on which the Company accepts the offer to purchase such Note, to U.S. $1,000, or such other minimum denomination as may be allowed or required from time to time by any relevant central bank or equivalent governmental body, however designated, or by any laws or regulations applicable to the Notes or to such

Specified Currency. The Notes will be issued in integral multiples of 1,000 units of any such Specified Currency in excess of their minimum denominations. If any of the Notes are to be denominated in a Specified Currency other than U.S. dollars, or if the principal of and premium, if any, and any interest on any of the Notes not denominated in U.S. dollars is to be payable at the option of the Holder or the Company in U.S. dollars, the applicable Pricing Supplement will provide additional information, including applicable exchange rate information, pertaining to the terms of such notes and other matters of interest to the Holders thereof.

  Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

  As used herein, "Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that with respect to non-United States-dollar denominated Notes, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as hereinafter defined) of the country issuing the Specified Currency (unless the Specified Currency is ECUs in which case such day is also not a day that appears as an ECU Non-Settlement Day on the displayed designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association) or, if ECU Non-Settlement Days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECUs cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR is an applicable Base Rate (as defined below), such day is also a London Business Day (as hereinafter defined). As used herein, "London Business Day" means any day (a) on which dealings in deposits in the Specified Currency are transacted in the London interbank market, (b) if the Designated LIBOR Currency is other than the ECU, on which dealings in deposits in such Designated LIBOR Currency are transacted in the London interbank market or (c) if the Designated LIBOR Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

  "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

  The Pricing Supplement relating to each Note will describe the following terms, as applicable: (i) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denomination); (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (iii) the date on which such Note will be issued (the "Original Issue Date"); (iv) the date on which such Note will mature (the "Stated Maturity") and whether the Stated Maturity may be extended by the Company, and if so, the Extension Periods and the Final Maturity Date (each as defined below); (v) whether such Note is a Fixed Rate Note or a Floating Rate Note; (vi) whether such Note is an Amortizing Note (as defined below), and if so, the basis or formula for the amortization of principal and the payment dates for periodic principal payments; (vii) if such
Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the Interest Payment Date or Dates and, if so specified in the applicable Pricing Supplement, that such rate may be changed by the Company prior to the Stated Maturity and, if so, the basis or formula for such change, if any; (viii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, if available, the Interest Reset Date or Dates, the Calculation Date or Dates, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread, if any, the Spread Multiplier, if any (all as defined below), the Interest Payment Date or Dates, the Index Maturity, and any other terms relating to the particular method of calculating the interest rate for such Note and, if so specified in the applicable Pricing Supplement, that any such Spread and/or Spread Multiplier may be changed by the Company prior to the Stated Maturity and, if so, the basis or formula for such change, if any; (ix) whether such Note is an Original Issue Discount Note (as defined below), and if so, the yield to maturity; (x) the regular record date or dates (a "Regular Record Date") if other than as set forth below with respect to Fixed Rate Notes and Floating Rate Notes; (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to the Stated Maturity and, if so, the provisions relating to such redemption or repayment; (xii) whether such Note is an Indexed Note, and if so, the specific terms thereof;
(xiii) certain specified United States Federal income tax consequences of the purchase, ownership and disposition of such Note, if applicable; and (xiv) any other term of such Note not inconsistent with the provisions of the Indenture.

  The Notes and the Indenture do not limit the aggregate principal amount of other indebtedness or securities which may be issued by the Company. The Notes will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company, provided that such other unsecured and unsubordinated indebtedness may contain covenants, events of default and other provisions which are different from or which are not contained in the Notes.

PAYMENT OF INTEREST AND PRINCIPAL

  Payments of interest and principal (and premium, if any) to Beneficial Owners (as defined below) of Book-Entry Notes are expected to be made in accordance with the Depositary's and its participants' procedures in effect from time to time as described below under "Book-Entry System."

  Unless otherwise specified in the applicable Pricing Supplement, payments of interest and, in the case of Amortizing Notes, principal with respect to any Certificated Note (other than interest and, in the case of Amortizing Notes, principal payable at Maturity) will be made by mailing a check to the Holder at the address of such Holder appearing on the security register for the Notes on the applicable Regular Record Date. Notwithstanding the foregoing, at the option of the Company, all payments of interest and, in the case of Amortizing Notes, principal on the Notes may be made by wire transfer of immediately available funds to an account at a bank located within the United States as designated by each Holder not less than 15 calendar days prior to the applicable Interest Payment Date. A Holder of $10 million or more in aggregate principal amount of Notes of like tenor and terms with the same Interest Payment Date may demand payment by wire transfer but only if appropriate payment instructions have been received in writing by the Paying Agent, not less than 15 calendar days prior to the applicable Interest Payment Date. In the event that payment is so made in accordance with instructions of the Holder, such wire transfer shall be deemed to constitute full and complete payment of such interest and principal on the Notes. Payment of the principal of (and premium, if any) and interest due with respect to any Certificated Note at Maturity will be made in immediately available funds upon surrender of such Note at the principal office of the Paying Agent accompanied by wire transfer instructions, provided that the Certificated Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

  Unless otherwise specified in the applicable Pricing Supplement, payments of interest and principal (and premium, if any) with respect to any Note to be made in a Specified Currency other than U.S. dollars will be made by wire transfer to such account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in ECUs, Brussels) or other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least 15 days prior to the Interest Payment Date or Maturity, as the case may be, by the Holder of such Note on the relevant Regular Record Date or at Maturity, provided that, in the case of payment of principal of (and premium, if any) and any interest due at Maturity, the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office, and, unless revoked, any such designation made with respect to any Note by a Holder will remain in effect with respect to any further payments with respect to such Note payable to such Holder. If a payment with respect to any such Note cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 15 days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Notes in respect of which such payments are made.

  If so specified in the applicable Pricing Supplement, except as provided below, payments of interest and principal (and premium, if any) with respect to any Note denominated in other than U.S. dollars will be made in U.S. dollars if the Holder of such Note on the relevant Regular Record Date or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at its principal office on or prior to such Regular Record Date or the date 15 days prior to Maturity, as the case may be. Such request may be delivered by mail, by hand or by cable, telex or any other form of facsimile transmission. Any such request made with respect to any Note by a Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to such Note payable to such Holder, unless such request is revoked by written notice received by the Paying Agent on or prior to the relevant Regular Record Date or the date 15 days prior to Maturity, as the case may be (but no such revocation may be made with respect to payments made on any such Note if an Event of Default has occurred with respect thereto or upon the giving of a notice of redemption). Holders of Notes denominated in other than U.S. dollars whose Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

  The U.S. dollar amount to be received by a Holder of a Note denominated in other than U.S. dollars who elects to receive payments in U.S. dollars will be based on the highest indicated bid quotation for the purchase of U.S. dollars in exchange for the Specified Currency obtained by the Currency Determination Agent (as defined below) at approximately 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date (the "Conversion Date") from the bank composite or multicontributor pages of the Quoting Source for three (or two if three are not available) major banks in The City of New York. The first three (or two) such banks selected by the Currency Determination Agent which are offering quotes on the Quoting Source will be used. If fewer than two such bid quotations are available at 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date, such payment will be based on the Market Exchange Rate as of the second Business Day next preceding the applicable payment date. If the Market Exchange Rate for such date is not then available, such payment will be made in the Specified Currency. As used herein, the "Quoting Source" means Reuters Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that neither service is available, such comparable display or other comparable manner of obtaining quotations as shall be agreed between the Company and the Currency Determination Agent. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the Holder thereof by deductions from such payment. The currency determination agent (the "Currency Determination Agent") with respect to any Notes will be specified in the applicable Pricing Supplement for such Notes.

  If payment in respect of a Note is required to be made in any currency unit (e.g., ECUs) and such currency unit is unavailable, in the good faith judgment of the Company, due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments in respect of such Note shall be made in U.S. dollars until such currency unit is again available. The amount of each payment of U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Currency Determination Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate for each such Component Currency as of the Conversion Date.

  If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

  All determinations referred to above made by the Currency Determination Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Notes.

  Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described in this Prospectus Supplement under "Description of Notes--Events of Default," the amount of principal due and payable with respect to such Note shall be the Amortized Face Amount of such Note as of the date of such declaration. The "Amortized Face Amount" of an Original Issue Discount Note that does not bear stated interest shall be an amount equal to the sum of (i) the principal amount of such Note multiplied by the Issue Price (expressed, for this purpose, as a percentage of the principal amount of the Note) set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount of such Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted financial practices) to such date of declaration, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

INTEREST AND INTEREST RATES

  Each Note other than certain Original Issue Discount Notes will bear interest from its Original Issue Date or from the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at a fixed rate or rates per annum, or at a rate or rates per annum determined pursuant to a Base Rate or Rates stated therein and in the applicable Pricing Supplement that may be adjusted by a Spread and/or Spread Multiplier, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Maturity. "Maturity" means the date on which the principal of a Note becomes due and payable in full in accordance with its terms and the terms of the Notes and the Indenture, whether at Stated Maturity (as defined above) or earlier by declaration of acceleration, call for redemption, repayment or otherwise. Interest (other than defaulted interest which may be paid on a special record date, as described above) will be payable to the Holder at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date for such Note and the succeeding Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date for such Note to the Holder on such next Regular Record Date.

  Interest rates, Base Rates, Spreads and Spread Multipliers are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to sell. The Interest Payment Dates and the Regular Record Dates for each Fixed Rate Note shall be as described below under "Fixed Rate Notes." The Interest Payment Dates for each Floating Rate Note shall be as described below under "Floating Rate Notes" and in the applicable Pricing Supplement, and the Regular Record Dates for a Floating Rate Note will be the fifteenth day (whether or not a Business
Day) next preceding each Interest Payment Date.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from its Original Issue Date at the annual rate or rates stated thereon and in the applicable Pricing Supplement. Payments of interest on any Fixed Rate Note with respect to any Interest Payment Date will include interest accrued from and including the Original Issue Date, or the next preceding Interest Payment Date, to but excluding the applicable Interest Payment Date or the date of Maturity. Fixed Rate Notes may bear one or more annual rates of interest during the periods or under the circumstances specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest on the Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  Unless otherwise specified in an applicable Pricing Supplement, the Interest Payment Dates for the Fixed Rate Notes other than Amortizing Notes will be June 15 and December 15 of each year, and the Regular Record Dates will be May 31 and November 30 (whether or not a Business Day) of each year. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Dates with respect to Fixed Rate Amortizing Notes will be the 15th day (whether or not a Business Day) next preceding each Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, payments of principal and interest on Fixed Rate Amortizing Notes will be made either quarterly on each March 15, June 15, September 15 and December 15 or semiannually on each June 15 and December 15, as set forth in the applicable Pricing Supplement, and at Maturity. If the Interest Payment Date or Maturity for any Fixed Rate Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest with respect to such Note will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall be payable on the date of payment for the period from and after the due date.

  Payments with respect to Fixed Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Fixed Rate Amortizing Note will be provided to the original purchaser thereof and will be available, upon request, to subsequent Holders.

FLOATING RATE NOTES

  Each Floating Rate Note will bear interest at a rate determined by reference to one or more interest rate bases (each a "Base Rate"), which may be adjusted by adding to or subtracting from the Base Rate a fixed percentage per annum (the "Spread") and/or by multiplying the Base Rate by a fixed interest factor (the "Spread Multiplier"). The applicable Pricing Supplement will designate one or more of the following Base Rates as applicable to each Floating Rate
Note: (a) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (b) the Federal Funds Rate (a "Federal Funds Rate Note"), (c) the CD Rate (a "CD Rate Note"), (d) LIBOR (a "LIBOR Note"), (e) the Prime Rate (a "Prime Rate Note"),
(f) the Treasury Rate (a "Treasury Rate Note"), (g) the CMT Rate (a "CMT Rate Note"), (h) the 11th District Cost of Funds Rate (an "11th District Cost of Funds Rate Note"), (i) the J.J. Kenny Rate (a "J.J. Kenny Rate Note"), or (j) such other Base Rate or interest rate formula as is set forth in such Pricing Supplement and in such Floating Rate Note.

  Each Floating Rate Note will bear interest from its Original Issue Date to the first Interest Reset Date (as defined below) for such Note at the Initial Interest Rate (the "Initial Interest Rate") set forth on the face thereof and in the applicable Pricing Supplement. Thereafter, the interest rate on each Floating Rate Note for each Reset Period (as defined below) will be equal to the interest rate calculated by reference to the Base Rate or Rates specified on the face thereof and in the applicable Pricing Supplement plus or minus the Spread, if any, and/or times the Spread Multiplier, if any. The Spread and/or Spread Multiplier for a Floating Rate Note may be subject to adjustment during a Reset Period under circumstances specified therein and in the applicable Pricing Supplement.

  The Company will appoint, and enter into an agreement with, an agent (a "Calculation Agent") to calculate interest rates on Floating Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, the

Calculation Agent for each Floating Rate will be the Trustee. All determinations to be made by the Calculation Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of Notes.

  The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such type or period being the "Reset Period" for such Note, and the first day of each Reset Period being an "Interest Reset Date"), as specified on the face thereof and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week, except as provided below; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month (with the exception of monthly reset 11th District Cost of Funds Rate Notes, which will reset on the first calendar day of the month); in the case of Floating Rate Notes that reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified on the face thereof and in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of the month of each year specified on the face thereof and in the applicable Pricing Supplement; provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified on the face of the Floating Rate Note. If an Interest Reset Date for a Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

  The interest rate for each Reset Period will be the rate determined by the Calculation Agent on or prior to the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Reset Period. Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), (b) a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), (c) a CD Rate Note (the "CD Interest Determination Date"), (d) a Prime Rate Note (the "Prime Interest Determination Date"), (e) a CMT Rate Note (the "CMT Interest Determination Date"), or (f) a J.J. Kenny Rate Note (the "J.J. Kenny Rate Interest Determination Date") will be the second Business Day prior to such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for an 11th District Cost of Funds Rate Note (the "11th District Interest Determination Date") will be the last business day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day immediately preceding each Interest Reset Date.

  Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Business

Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

  Except as provided below or in the applicable Pricing Supplement, interest on Floating Rate Notes, including Floating Rate Amortizing Notes, will be payable, (i) in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face thereof and in the applicable Pricing Supplement; (ii) in the case of Floating Rate Notes, including Floating Rate Amortizing Notes, that reset quarterly, on the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes, including Floating Rate Amortizing Notes, that reset semiannually, on the third Wednesday of each of two months of each year specified on the face thereof and in the applicable Pricing Supplement; and (iv), in the case of Floating Rate Notes, including Floating Rate Amortizing Notes, that reset annually, on the third Wednesday of one month of each year specified on the face thereof and in the applicable Pricing Supplement (each such day being an "Interest Payment Date") and, in each case, at Maturity. If any Interest Payment Date, other than Maturity, for any Floating Rate Note would otherwise be a day that is not a Business Day (or, in the case of any Note denominated in other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, in the case of ECUs, Brussels)), such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity for any Floating Rate Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest with respect to such Note will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall be payable on the date of payment for the period from and after the due date.

  Unless otherwise specified in the applicable Pricing Supplement, payments with respect to Floating Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Floating Rate Amortizing Note will be provided to the original purchaser thereof and will be available, upon request, to subsequent Holders.

  Each payment of interest on a Floating Rate Note will include interest accrued from and including the Original Issue Date, or the next preceding Interest Payment Date to which interest has been paid or duly provided for, to but excluding the applicable Interest Payment Date or the date of Maturity. Accrued interest from the Original Issue Date, or from the last date to which interest has been paid or duly provided for, is calculated by multiplying the face amount of a Note by an accrued interest factor computed by adding the interest factor calculated for each day from the Original Issue Date, or from the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, CD Rate Notes, Prime Rate Notes, 11th District Cost of Funds Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or by 365 days in the case of a J.J. Kenny Rate Note.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of one percentage point being rounded upward (e.g., 9.876545% or .09876545, being rounded to 9.87655% or
 .0987655, respectively), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

  The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect.

  Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any Reset Period (the "Maximum Interest

Rate") and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any Reset Period (the "Minimum Interest Rate"). The interest rate on any Note will in no event be higher than the maximum rate permitted by New York law or other applicable law. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested, including Notes purchased by an Agent or Agents in such aggregate principal amount or more for resale to investors.

COMMERCIAL PAPER RATE NOTES

  Each Commercial Paper Rate Note will bear interest at the rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in such Commercial Paper Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H. 15(519), Selected Interest Rates," or any successor publication of the Board of Governors ("H. 15(519)") under the heading "Commercial Paper." In the event that such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in Composite Quotations, then the Commercial Paper Rate for such Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

  "Money Market Yield" means a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                     Money Market Yield =   D x 360
                                                    x 100
                                       360-(D x M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

FEDERAL FUNDS RATE NOTES

  Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate Note and the Spread and/or Spread Multiplier, if any) specified in such Federal Funds Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H. 15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

CD RATE NOTES

  Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any), specified in such CD Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H. 15(519) under the heading "CDs (Secondary Market)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate for such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

11TH DISTRICT COST OF FUNDS RATE NOTES

  11th District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the 11th District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the applicable 11th District Cost of Funds Rate Note and in the Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "11th District Cost of Funds Rate" means, with respect to any 11th District Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such 11th District Cost of Funds Rate Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such 11th District Interest Determination Date, then the 11th District Cost of Funds Rate for such 11th District Interest Determination Date will be the 11th District Cost of Funds Rate then in effect on such 11th District Interest Determination Date.

J.J. KENNY RATE NOTES

  J.J. Kenny Rate Notes will bear interest at the rates (calculated with reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the applicable J.J. Kenny Rate Note and in the Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "J.J. Kenny Rate" means, with respect to any J.J. Kenny Rate Interest Determination Date, the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30 day yield evaluations at par of bonds, the interest on which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Internal Revenue Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Company, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, and (C) not subject to a minimum tax or similar tax under the Internal Revenue Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any J.J. Kenny Rate Interest Determination Date shall be 67% of the rate determined if the Treasury Rate option had been originally selected.

LIBOR NOTES

  Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in such LIBOR Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "LIBOR" means, with respect to any LIBOR Interest Determination Date, the rate determined in accordance with the following provisions:

    (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the Note and the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity designated in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following the LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified in the Note and the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the Note and the applicable Pricing Supplement, the rate for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity designated in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the Designated LIBOR Page specified in the Note and the applicable Pricing Supplement as of 11:00 A.M. London time on that

  LIBOR Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page with respect to LIBOR Reuters by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause
  (ii) below.

    (ii) With respect to any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered rate quotation for deposits in the Designated LIBOR Currency (as defined below) for the period of the Index Maturity designated in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading banks, having the Index Maturity designated in the Note and the applicable Pricing Supplement in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Designated LIBOR Currency" means, as with respect to any LIBOR Note, the currency (including a composite currency), if any, designated in the Note and the applicable Pricing Supplement as the Designated LIBOR Currency. If no such currency is designated in the Note and the applicable Pricing Supplement, the Designated LIBOR Currency shall be U.S. dollars.

  "Designated LIBOR Page" means either (a) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency (if "LIBOR Reuters" is designated in the Note and the applicable Pricing Supplement), or
(b) the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable designated LIBOR Currency (if "LIBOR Telerate" is designated in the Note and the applicable Pricing Supplement). If neither LIBOR Reuters nor LIBOR Telerate is specified in the Note and applicable Pricing Supplement, LIBOR for the applicable Designated LIBOR Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Designated LIBOR Currency, page 3750) had been chosen.

  "Principal Financial Center" means, as with respect to any LIBOR Note, unless otherwise specified in the Note and the applicable Pricing Supplement,
(i) the capital city of the country issuing the Specified Currency (except with respect to ECUs) or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates (or, in the case of ECUs, Luxembourg), except in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively.

PRIME RATE NOTES

  Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in such Prime Rate Note and in the applicable Pricing
Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page as such bank's prime rate or base lending rate as in effect for such Prime Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen Page for such Prime Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are quoted as aforesaid, the Prime Rate for such Prime Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the prime rates quoted in The City of New York on such date by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S. $500 million and being subject to supervision or examination by a Federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the interest rate otherwise in effect on such Prime Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace page USPRIME1 on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

TREASURY RATE NOTES

  Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in such Treasury Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, the "Treasury Rate" for each such Interest Reset Date will be determined as of the Treasury Interest Determination Date and will be the rate applicable to the most recent auction of direct obligations of the United States (herein called "Treasury bills") having the Index Maturity specified on the Note and Pricing Supplement set forth in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the applicable Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Treasury Rate with respect to such Treasury Interest Determination Date shall be the Treasury Rate in effect on such date.

CMT RATE NOTES

  Each CMT Rate Note will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". .
 . Treasury Constant Maturities . . . Federal Reserve Board Release H. 15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the applicable CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H. 15(519). If such rate is no longer published, or if not published by 3:00
P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H. 15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate for the CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury
Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as published in H. 15(519)), for the purpose of displaying

Treasury Constant Maturities as published in H. 15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either one, two, three, five, seven, ten, twenty or thirty years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

CURRENCY INDEXED NOTES

 General

  The Company may from time to time offer Notes, the principal amount payable at Maturity and/or the interest rate of which is determined by a formula which makes reference to the rate of exchange between one currency ("Currency I") and another currency ("Currency II"; together with Currency I, the "Selected Currencies," both as specified in the applicable Pricing Supplement), neither of which need be the Specified Currency of such Notes (the "Currency Indexed Notes"). Unless otherwise specified in the applicable Pricing Supplement, Holders of Currency Indexed Notes will be entitled to receive (i) an amount in respect of principal equal to the principal amount of the Currency Indexed Notes plus an adjustment, which may be negative or positive, based on the change in the relationship between Selected Currencies or (ii) an amount of interest calculated at the stated rate of interest on their Currency Indexed Note plus an adjustment, which may be negative or positive, based on the change in the relationship between the Selected Currencies, in each case determined as described below under "Payment of Principal and Interest." As specified in the Pricing Supplement, the exchange rate designated as the base exchange rate (the "Base Exchange Rate") will be the initial rate at which Currency I can be exchanged for Currency II and from which the change in such exchange rate will be measured.

 Payment of Principal and Interest

  Unless otherwise specified in the applicable Pricing Supplement, the payment of principal at Maturity and interest on each Interest Payment Date (until the payment thereof is paid or made available for payment) will be payable in the Specified Currency in amounts calculated in the manner described below.

  Unless otherwise specified in the applicable Pricing Supplement, principal at Maturity, if indexed, will be payable in an amount equal to the principal amount of the Currency Indexed Note, plus or minus an amount determined by reference to the difference between the Base Exchange Rate specified in the applicable Pricing Supplement and the rate at which Currency I can be exchanged for Currency II on the second Business Day prior to the Maturity (the "Determination Date") of such Currency Indexed Note, as determined by the determination agent specified in the applicable Pricing Supplement (the "Determination Agent"). Unless otherwise specified in the applicable Pricing Supplement, the interest payable on any Interest Payment Date, if indexed, will be payable in an amount equal to the stated interest rate of the Currency Indexed Note, plus or minus a rate adjustment determined by reference to the difference between the Base Exchange Rate specified in the applicable Pricing Supplement and the rate at which Currency I can be exchanged for Currency II on the second Business Day prior to the Interest Payment Date (the "Indexed Interest Determination Date") of such Currency Indexed Note, as determined by the Determination Agent, applied to the average principal amount outstanding of such Note for the period being measured. For the purpose of this section, such rate of exchange on the Determination Date or the Indexed Interest Determination Date, as the case may be, will be the average of quotations for settlement on the Maturity Date or the relevant Interest Payment Date, as the case may be, obtained by the Determination Agent from three Reference Dealers in The City of New York at approximately 11:00 A.M., New York City time, on either the Determination Date or the relevant Indexed Interest Determination Date, as the case may be.

  The formulas to be used by the Determination Agent to determine the principal amount and/or the stated interest rate of a Currency Indexed Note payable at Maturity or any Interest Payment Date will be specified in the applicable Pricing Supplement by reference to the appropriate formula and will be as follows:

 Principal

  A. If principal is to increase when the Spot Rate exceeds the Base Exchange Rate, and if principal is to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the principal amount of a Currency Indexed Note payable at Maturity shall equal:

      Principal Amount + (Principal Amount x  [Spot Rate--Base Exchange Rate])
       F x                                    --------------------------------
                                                         Spot Rate

  To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will sell Currency I in exchange for a single unit of Currency II.

  B. If principal is to increase when the Base Exchange Rate exceeds the Spot Rate, and if principal is to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the principal amount of a Currency Indexed Note payable at Maturity shall equal:

      Principal Amount + (Principal Amount x  [Base Exchange Rate--Spot Rate])
       F x                                    --------------------------------
                                                         Spot Rate

  To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will purchase Currency I in exchange for a single unit of Currency II.

 Interest

  A. If interest is to increase when the Spot Rate exceeds the Base Exchange Rate, and if interest is to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the interest rate payable on any Interest Payment Date on a Currency Indexed Note shall equal:

      Stated Interest Rate + F x    (Spot Rate--Base Exchange Rate)
                                    -------------------------------
                                               Spot Rate

  To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will sell Currency I in exchange for a single unit of Currency II.

  B. If interest is to increase when the Base Exchange Rate exceeds the Spot Rate, and if interest is to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the interest rate payable on any Interest Payment Date on a Currency Indexed Note shall equal:

      Stated Interest Rate + F x    (Base Exchange Rate--Spot Rate)
                                    -------------------------------
                                               Spot Rate


  To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will purchase Currency I in exchange for a single unit of Currency II.

  In each of the above formulas "F" will be the leverage factor, if any, used in such formula.

  An investment in Notes indexed, as to principal or interest or both, to one or more values of currencies indices (including exchange rates between currencies) entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Note is so indexed, the principal amount payable at Maturity may be less than the original purchase price of such Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the creditworthiness of the Company and the value of the applicable currency index, including the volatility of the applicable currency index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable currency index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency index may be increased. The historical experience of the relevant currencies indices should not be taken as an indication of future performance of such currencies indices during the term of any Note. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of such Notes in light of their particular circumstances.

FORM, REGISTRATION, TRANSFER AND EXCHANGE

  Certificated Notes will be exchangeable for other Certificated Notes of any authorized denominations and of a like aggregate principal amount and tenor.

  Certificated Notes may be presented to the Trustee for registration of transfer or exchange at The Chase Manhattan Bank, 55 Water Street, Room 234, North Building, New York, New York 10041, Attn: Money Market Operations (the "Corporate Trust Office"). Certificated Notes may be presented for exchange and transfer in the manner, at the places and subject to the restrictions set forth in the Indenture and the Notes. No service charge will be made for any transfer or exchange of Certificated Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Certificated Notes may be presented for exchange as provided above, and may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of any Note registrar designated by the Company for such purpose with respect to the Notes, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon such Note registrar being satisfied with the documents of title and identity of the person making the request. The Company may at any time rescind the designation of any Note registrar except that the Company will be required to maintain a Note registrar in The City of New York for the Notes.

  In the event of any redemption of Notes, the Company will not be required to
(i) register the transfer of or exchange the Notes during a period of 15 days next preceding the mailing of the relevant notice of redemption; or (ii) register the transfer or exchange the Notes, or portion thereof, called for redemption, except the unredeemed portion of any of the Notes being redeemed in part.

  The Trustee will initially act as paying agent pursuant to the Indenture ("Paying Agent"). The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

ORIGINAL ISSUE DISCOUNT NOTES

  The Company may from time to time offer Original Issue Discount Notes. The applicable Pricing Supplement to certain Original Issue Discount Notes may provide that the Holders of such Notes will not receive periodic payments of interest. For the purpose of determining whether Holders of the requisite principal amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Original Issue Discount Notes shall be deemed to be the amount of the principal that would be due and payable upon declaration of acceleration of the Stated Maturity thereof as of the date of such determination.

  Notwithstanding anything in this Prospectus to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of Maturity prior to the Stated Maturity shall be the Amortized Face Amount of such Note as of such Maturity.

  "Original Issue Discount Note" means, (i) a Note, including any Zero Coupon Note, that has a stated redemption price at Maturity that exceeds its Issue Price (as defined for U.S. Federal income tax purposes) by at least 0.25% of its principal amount multiplied by the number of full years from the Original Issue Date (as defined below) to the Stated Maturity for such Note and (ii) any other Note designated by the Company as issued with original issue discount for United States Federal income tax purposes.

INTEREST RATE RESET

  If the Company has the option with respect to any Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, the Pricing Supplement relating to such Note will indicate such option, and, if so, (i) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Reset Date") and (ii) the basis or formula, if any, for such resetting.

  The Company may exercise such option with respect to a Note by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Paying Agent will mail to the Holder of such Note a notice (the "Reset Notice"), first class, postage prepaid, setting forth (i) the election of the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity Date of such Note (each period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

  Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, in either case provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Paying Agent to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note.

  If the Company elects to reset the interest rate or the Spread and/or Spread Multiplier of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on any Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date on which the interest rate is reset, the Holder thereof must follow the procedures set forth below under "Repayment at the Noteholder's Option" for optional repayment, except that the period for delivery of such Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a Holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Paying Agent, revoke any such tender for repayment until 5:00 p.m. New York City time on the tenth day, whether or not a Business Day, prior to such Optional Reset Date.

EXTENDIBLE NOTES

  The Company may from time to time offer Notes whose interest rate or interest rate formula may be adjusted on specified dates and which may be subject to repayment at certain times at the option of the holder or to redemption at certain times at the option of the Company ("Extendible Notes"). The applicable Pricing Supplement will indicate whether the Company has the option to extend the maturity of such Note for one or more periods up to but not beyond a date set forth in such Pricing Supplement. If the Company has such option with respect to any such Notes, the procedures relating thereto will be as set forth in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the Extendible Notes will be repayable in whole or in part on the day immediately following the end of the initial interest period, as specified in the applicable Pricing Supplement, and on the day immediately following the end of each Extension Period, at the option of the holder, at 100% of the principal amount to be repaid, in each case plus accrued interest, if any, to the repayment date. The applicable Pricing Supplement will specify the procedures that must be followed in order to effect such a repayment. An "Extension Period" will be a period of one or more whole calendar periods (e.g., weeks, months, or years) commencing on the day following the last day of the initial interest period or any subsequent Extension Period.

RENEWABLE NOTES

  The applicable Pricing Supplement will indicate whether a Note (other than an Amortizing Note) will mature unless the term of all or any portion of any such Note is renewed in accordance with the procedures described in such Supplement.

COMBINATION OF PROVISIONS

  If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Interest Rate Reset," "Extendible Notes" and "Renewable Notes."

REDEMPTION AT THE OPTION OF THE COMPANY

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity only if an Initial Redemption Date is specified in the applicable Pricing Supplement ("Initial Redemption Date"). If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at the applicable Redemption Price (as defined below) on notice given not more than 60 nor less than 30 days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price," with respect to a Note, means an amount equal to the sum of (i) the Initial Redemption Percentage specified in such Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable (as specified in such Pricing Supplement)) multiplied by the unpaid principal amount or the portion to be redeemed plus (ii) accrued interest to the date of redemption. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount thereof or the portion thereof to be redeemed.

REPAYMENT AT THE OPTION OF THE HOLDER

  If so specified in the applicable Pricing Supplement, the Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on their respective optional repayment dates ("Optional Repayment Dates") specified in such Pricing Supplement. If no Optional Repayment Date is specified with respect to a Note, such Note will not be repayable at the option of the Holder thereof prior to the Stated Maturity. Any repayment in part will be increments of $1,000 or the minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination). Unless otherwise specified in the applicable Pricing Supplement, the repayment price for any Note to be repaid means an amount equal to the sum of (i) 100% of the unpaid principal amount thereof or the portion thereof plus (ii) accrued interest to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

  While the Book-Entry Notes are represented by the Global Securities held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the applicable Participant (as defined herein) that has an account with the Depositary, on behalf of the beneficial owners of the Global Security or Securities representing such Book-Entry Notes, by delivering a written notice substantially similar to the above mentioned form to the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. Notices of elections from Participants on behalf of beneficial owners of the Global Security or Securities representing such Book-Entry Notes to exercise their option to have such Book-Entry Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of the Global Security or Securities representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of the Global Security or Securities representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signatures guaranteed) and shall be irrevocable. In addition, beneficial owners of the Global Security or Securities representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the Depositary by causing the applicable Participant to transfer such beneficial owner's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Trustee. See "Book-Entry System."

  If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with any such repayment.

REPURCHASE

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation. If an issue of Notes and any applicable Pricing Supplement provide for mandatory sinking fund payments with respect to such Notes, the Indenture provides that in lieu of making all or any part of any mandatory sinking fund payment in cash, the Company may deliver to the Trustee Notes previously purchased or otherwise acquired by the Company (to the extent not previously credited).

AMORTIZING NOTES

  The Company may from time to time offer Notes for which payments of principal and interest are made in installments over the life of the Note ("Amortizing Notes"). Interest on each Amortizing Note will be computed as set forth in a Pricing Supplement or in the Book-Entry Note representing such Amortizing Note. Unless otherwise provided in such Pricing Supplement or in such Book-Entry Note, payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information with respect to each Amortizing Note will be provided to the original purchaser of such Note and will be available upon request to the subsequent holders thereof.

OTHER PROVISIONS

  Any provisions with respect to the determination of an interest rate basis, the specifications of interest rate basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face of such Note, or in an addendum relating thereto if so specified on the face thereof, and in the applicable Pricing Supplement.

BOOK-ENTRY SYSTEM

  The Depositary will act as securities depositary for the Book-Entry Notes. The Book-Entry Notes will be issued as fully-registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully-registered Global Security will be issued for each issue of the Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $200 million, one Global Security will be issued with respect to each $200 million of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

  The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

  Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Notes, except in the event that use of the book-entry system for one or more Book-Entry Notes is discontinued.

  To facilitate subsequent transfers, all Global Securities deposited by Participants with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of Global Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, the Depositary's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  Neither the Depositary nor Cede & Co. will consent or vote with respect to Book-Entry Notes. Under its usual procedures, the Depositary will mail an "Omnibus Proxy" to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal and interest payments on the Book-Entry Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the Company, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  A Beneficial Owner shall give notice to elect to have its Book-Entry Notes purchased or tendered, through its Participant, to the Paying Agent, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Book-Entry Notes, on the Depositary's records, to the Paying Agent. The requirement for physical delivery of Book- Entry Notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Book-Entry Notes are transferred by a Direct Participant on the Depositary's records.

  The Depositary may discontinue providing its services as securities depositary with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Agents. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes will be printed and delivered in exchange for the Book-Entry Notes represented by the Global Securities held by the Depositary.

  The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Certificated Notes will be printed and delivered in exchange for the Book-Entry Notes represented by the Global Securities held by the Depositary.

  The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Neither the Company, the Trustee, any Paying Agent nor the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                        IMPORTANT CURRENCY INFORMATION

  Purchasers are required to pay for each Note in the Specified Currency for such Note. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks generally do not offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into such Specified Currency to enable the Purchaser to pay for such Notes. Such requests must be made on or before the third Business Day preceding the date of delivery of the Notes, or by such other date as determined by the Agent which presents the offer to the Company. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the relevant purchaser of the Notes.

                                CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Notes that are denominated in, or the payment of which is determined with reference to, a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an Indexed Note entails significant risks that are not associated with an investment in non-Indexed Notes. Such risks include, without limitation, the possibility of significant changes in rates of exchange between U.S. dollars and the Specified Currency (or, in the case of each Indexed Note, the rate of exchange between the denominated currency and the indexed currency for such Indexed
Note), including changes resulting from official redenomination with respect to such Specified Currency (or, in the case of each Indexed Note, with respect to the denominated currency or the indexed currency therefor) and the possibility of the imposition or modification of foreign exchange controls with respect to the Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between Specified Currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of a foreign currency or units of a foreign composite currency in which a Note is denominated against the U.S. dollar would result in a decrease in the effective yield of such Note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis. Similarly, depreciation of the denominated currency with respect to an Indexed Note against the applicable indexed currency would result in the principal amount payable with respect to such Indexed Note at the Stated Maturity being less than the Face Amount of such Indexed Note which, in turn, would decrease the effective yield of such Indexed Note below its applicable interest rate and could also result in a loss to the investor.

  The Notes will provide that, in the event of an official redenomination of a foreign currency (including, without limitation, an official redenomination of a foreign currency that is a composite currency) the obligations of the Company with respect to payments on Notes denominated in such currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenomination currency representing the amount of such obligations immediately before such redenomination. The Notes do not provide for any adjustment to any amount payable under the Notes as a result of (a) any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

  Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a foreign currency for making payments with respect to a Note denominated in such currency. There can be no assurances that exchange controls will not restrict or prohibit payments of principal or interest in any currency or currency unit. Even if there are not actual exchange controls, it is possible that, with respect to any particular Note, the foreign currency for such Note will not be available to the Company to make payments of interest and principal then due because of circumstances beyond the control of the Company. In that event, the Company will make such payment in the manner set forth below under "Payment Currency."

  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT, AND THE APPLICABLE PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE DATE OF THE APPLICABLE PRICING SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN SUCH NOTES. SUCH AN INVESTMENT IS NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  The Pricing Supplement relating to Notes denominated in a Specified Currency other than U.S. dollars or relating to Indexed Notes will contain information concerning historical exchange rates for such Specified Currency or denominated currency against the U.S. dollar or other relevant currency (including, in the case of Indexed Notes, the applicable indexed currency), a description of such currency or currencies and any exchange controls affecting such currency or currencies. Information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trend in fluctuations in currency exchange rates that may occur in the future.

PAYMENT CURRENCY

  Except as set forth in the applicable Pricing Supplement, if payment on a
Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then any payment with respect to such Note shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such Specified Currency will be converted into U.S. dollars on the basis of the Market Exchange Rate on the last date such Specified Currency was available. See "Description of Notes--Payment of Principal and Interest."

  If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency is divided into two or more currencies, the amount of the original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

FOREIGN CURRENCY JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York applicable to instruments made to be performed wholly within such jurisdiction. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. If a Note is denominated in a Specified Currency other than U.S. dollars, any judgment under New York law will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.

INFORMATION LIMITED TO UNITED STATES HOLDERS

  The information set forth in this Prospectus Supplement (except for certain tax information) is directed to prospective purchasers of Notes who are United States Holders (as defined below), and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest in respect of, Notes. Such persons should consult their own counsel with regard to such matters.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of ownership of Notes. It deals only with Notes held as capital assets by initial purchasers, and not with special classes of holders, such as dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold Notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the summary deals only with Notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of ownership of Notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable Prospectus Supplement. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

  Prospective purchasers of Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of the ownership of Notes.

UNITED STATES HOLDERS

 Payments of Interest

  Interest on a Note, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a "foreign currency"), other than interest on a "Discount Note" that is not "qualified stated interest" (each as defined below under "Original Issue Discount-- General"), will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A United States Holder is a beneficial owner who or that is
(i) a citizen or resident of the United States, (ii) a domestic corporation or
(iii) otherwise subject to United States federal income taxation on a net income basis in respect of a Note.

  If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by a cash basis United States Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

  An accrual basis United States Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year).

  Under the second method, the United States Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis United States Holder may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and will be irrevocable without the consent of the Internal Revenue Service (the "Service").

  Upon receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) denominated in, or determined by reference to, a foreign currency, the United States Holder will recognize ordinary income or loss measured by the difference between (x) the average exchange rate used to accrue interest income, or the exchange rate as determined under the second method described above if the United States Holder elects that method, and (y) the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

 Original Issue Discount

  General. A Note, other than a Note with a term of one year or less (a "short-term Note"), will be treated as issued at an original issue discount (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is more than a "de minimis amount" (as defined below). Generally, the issue price of a Note will be the first price at which a substantial amount of Notes included in the issue of which the Note is a part is sold to other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a Note is the total of all payments provided by the Note that are not payments of "qualified stated interest". A qualified stated interest payment is generally any one of a series of stated interest payments on a Note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the Note. Special rules for "Variable Rate Notes" (as defined below under "Original Issue Discount--Variable Rate Notes") are described below under "Original Issue Discount--Variable Rate Notes."

  In general, if the excess of a Note's stated redemption price at maturity over its issue price is less than of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the Note is not a Discount Note. Unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, a United States Holder of a Note with de minimis original issue discount must include such de minimis original issue discount in income as stated principal payments on the Note are made. The includible amount with respect to each such payment will equal the product of the total amount of the Note's de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

  United States Holders of Discount Notes having a maturity of more than one year from their date of issue must, generally, include original issue discount "OID") in income calculated on a constant-yield method before the receipt of cash attributable to such income, and generally will have to include in income increasingly greater amounts of OID over the life of the Note. The amount of OID includible in income by a United States Holder of a Discount Note is the sum of the daily portions of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year on which the United States Holder holds such Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the United States Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of
(a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and such Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Note allocable to the accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the issue price of the Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Note that were not qualified stated interest payments. For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the Note contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of relative lengths to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the Note (other than any payment of qualified stated interest) and
(y) the Note's adjusted issue price as of the beginning of the final accrual period.

  Acquisition Premium. A United States Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (as determined above under "Original Issue Discount--General") (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" shall reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States Holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

  Market Discount. A Note, other than a short-term Note, will be treated as purchased at a market discount (a "Market Discount Note") if (i) the amount for which a United States Holder purchased the Note is less than the Note's issue price (as determined above under "Original Issue Discount--General") and
(ii) the Note's stated redemption price at maturity or, in the case of a Discount Note, the Note's "revised issue price," exceeds the amount for which the United States Holder purchased the Note by at least 1/4 of 1 percent of such Note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the Note's maturity. If such excess is not sufficient to cause the Note to be a Market Discount Note, then such excess constitutes "de minimis market discount and such Note is not subject to the rules discussed in the following paragraphs. The Code provides that, for these purposes, the "revised issue price" of a Note generally equals its issue price, increased by the amount of any OID that has accrued on the Note.

  Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Note. Such an election shall apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Service.

  Market discount on a Market Discount Note will accrue on a straight-line basis unless the United States Holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the Note with respect to which it is made and may not be revoked. A United States Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

  Pre-Issuance Accrued Interest. If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

  Notes Subject to Contingencies Including Optional Redemption. If a Note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the Note are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the Note will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in an applicable Pricing Supplement.

  Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if the Company or the holder has an unconditional option or options that, if exercised, would require payments to be made on the Note under an alternative payment schedule or schedules, then
(i) in the case of an option or options of the Company, the Company will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the holder, the holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. If both the Company and the holder have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount payable at maturity.

  If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the
Note is repaid as a result of the change in circumstances and solely for purposes of determining the amount and accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as having been retired and reissued on the date of the change in circumstances for an amount equal to the Note's adjusted issue price on that date.

  Election to Treat All Interest as Original Issue Discount. A United States Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "Original Issue Discount--General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Notes Purchased at a Premium") or acquisition premium.

  In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal its cost to the electing United States Holder, the issue date of the Note will be the date of its acquisition by the electing United States Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Note with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing United States Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.

  If the election to apply the constant-yield method to all interest on a Note is made with respect to a Market Discount Note, the electing United States Holder will be treated as having made the election discussed above under "Original Issue Discount--Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

  Variable Rate Notes. A "Variable Rate Note" is a Note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (1) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity from the issue date and
(z) .015, or (2) 15 percent of the total noncontingent principal payments, and
(ii) does not provide for stated interest other than stated interest compounded or paid at least annually at (1) one or more "qualified floating rates", (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

  A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

  A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the
Note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than 0.65 but not more than 1.35, or (b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Note provides for two or more qualified floating rates that (i) are within 0.25 percentage points of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.

  An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

  If interest on a Note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percentage points or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate. Under these rules, Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, Treasury Rate Notes, CD Rate Notes, Federal Funds Rate Notes, CMT Rate Notes, 11th District Cost of Funds Rate Notes and J.J. Kenny Rate Notes will generally be treated as Variable Rate Notes.

  In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the Note is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Note.

  If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Note are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitutes described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

  If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

  Short-Term Notes. In general, an individual or other cash basis United States Holder of a short-term Note is not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Notes as part of certain identified hedging transactions, certain pass- through entities and cash basis United States Holders who so elect, are required to accrue OID on short-term Notes on either a straight-line basis or under the constant-yield method (based on daily compounding), at the election of the United States Holder. In the case of a United States Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the short-term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue OID on short-term Notes will be required to defer deductions for interest on borrowings allocable to short-term Notes in an amount not exceeding the deferred income until the deferred income is realized.

  For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term Note, including stated interest, are included in the short-term Note's stated redemption price at maturity.

  Foreign Currency Discount Notes. OID for any accrual period on a Discount Note that is denominated in, or determined by reference to, a foreign currency will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under "Payments of Interest." Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Note), a United States Holder may recognize ordinary income or loss.

 Notes Purchased at a Premium

  A United States Holder that purchases a Note for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium", in which case the amount required to be included in the United States Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. In the case of a Note that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss (taxable as ordinary income or loss) is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the Service. See also "Original Issue Discount--Election to Treat All Interest as Original Issue Discount."

 Purchase, Sale and Retirement of the Notes

  A United States Holder's tax basis in a Note will generally be its U.S. dollar cost (as defined below), increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis original issue discount and de minimis market discount included in the United States Holder's income with respect to the Note, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. The U.S. dollar cost of a Note purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.

  A United States Holder will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of such amount on (i) the date payment is received in the case of a cash basis United States Holder, (ii) the date of disposition in the case of an accrual basis United States Holder or (iii) in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the sale. Except to the extent described above under "Original Issue Discount--Short-Term Notes" or "Original Issue Discount--Market Discount" or described in the next succeeding paragraph, attributable to accrued but unpaid interest or subject to the general rules governing contingent payment obligations, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

  Gain or loss recognized by a United States Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

 Exchange of Amounts in Other Than U.S. Dollars

  Foreign currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

 Indexed Notes, Renewable Notes and Extendible Notes

  The applicable Pricing Supplement will contain a discussion of any special United States federal income tax rules with respect to Notes that are not subject to the rules governing Variable Rate Notes payments on which are determined by reference to any index and other Notes that are subject to the general rules governing contingent payment obligations and with respect to any Renewable or Extendible Notes.

 Amortizing Notes

  The applicable Pricing Supplement will contain a discussion of special United States federal income tax rules applicable to Notes, such as Amortizing Notes, that provide for partial principal payments prior to Stated Maturity.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any holder of a Note who is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of income or gain from a Note. This discussion assumes that the Note is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

  Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

    (i) payments of principal, premium (if any) and interest (including OID) by the Company or any of its paying agents to any holder of a Note that is a United States Alien Holder will not be subject to United States federal withholding tax if, in the case of interest or OID, (a) the beneficial owner of the Note does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Note is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

    (ii) a United States Alien Holder of a Note will not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Note; and

    (iii) a Note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and (b) the income on the Note would not have been effectively connected with a United States trade or business of the individual at the individual's death.

  Recently proposed Internal Revenue Service Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Proposed Regulations also would require, in the case of Notes held by a foreign partnership, that (x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

BACKUP WITHHOLDING AND INFORMATION REPORTING

 United States Holders

  In general, information reporting requirements will apply to payments of principal, any premium and interest on a Note and the proceeds of the sale of a Note before maturity within the United States to, and to the accrual of OID on a Discount Note with respect to, non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the United States Holder fails to provide an accurate taxpayer identification number or is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

 United States Alien Holders

  Under current law, information reporting on Internal Revenue Service Form 1099 and backup withholding will not apply to payments of principal, premium (if any) and interest (including OID) made by the Company or a paying agent to a United States Alien Holder on a Note; provided, the certification described in clause (i)(c) under "United States Alien Holders" above is received, provided that the payor does not have actual knowledge that the holder is a United States person. The Company or a paying agent, however, may report (on Internal Revenue Service Form 1042S) payments of interest (including OID) on Notes. See the discussion above with respect to the rules under the Proposed Regulations.

  Payments of the proceeds from the sale by a United States Alien Holder of a Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  The Notes are offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit purchases of the Notes. The Company will pay each Agent a commission of from 0.125% to 0.750% of the principal amount of each Note, depending upon its Stated Maturity, sold through such Agent, except that the commission payable by the Company to the Agents with respect to Notes with maturities of greater than thirty years will be negotiated at the time the Company issues such Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by such Agent. The Company also may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price.

  Unless otherwise indicated in the applicable Pricing Supplement, if any Note purchased by any Agent acting as principal is resold by such Agent to any broker-dealer at a discount, such discount will not be in excess of the discount or commission received by such Agent from the Company. In addition, unless otherwise indicated in the applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note having an identical Stated Maturity. After the initial public offering of the Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), the concession and the discount may be changed. The Company also reserves the right to sell the Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so or as otherwise provided in the applicable Pricing Supplement. In such circumstances, the Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. In the case of sales made directly by the Company, no commission will be payable.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to indemnify each Agent against certain liabilities, including certain liabilities under the Act, or to contribute to payments each Agent may be required to make in respect thereof. The Company has agreed to reimburse the Agents for certain of the Agents' expenses, including, but not limited to, the fees and expenses of counsel to the Agents.

  The Company has been advised by each Agent that it may from time to time purchase and sell Notes in the secondary market, but that it is not obligated to do so. There can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each Agent may make a market in the Notes.

  During and after offerings of Notes, the Agents may purchase and sell the offered Notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with such offerings. The Agents also may impose penalty bids, whereby selling concessions allowed to other broker-dealers in respect of the Notes sold in such offerings for their account may be reclaimed by the Agents if such securities are repurchased by the Agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market prices of such Notes, which may be higher than the prices that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

  Chase Securities Inc., one of the Agents, is an affiliate of The Chase Manhattan Bank, the Trustee. The Chase Manhattan Bank is a lender to and regularly engages in various general financing and banking transactions for IKON Office Solutions, Inc. ("IKON"), the Company's parent company.

                               VALIDITY OF NOTES

  The validity of the Notes will be passed upon for the Company by William F. Drake, Jr., General Counsel of IKON, and for any underwriters or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. As of April 30, 1997, Mr. Drake beneficially owned 157,037 shares of Common Stock of IKON, including 741 shares over which he has the right to acquire beneficial ownership through the exercise of stock options granted under IKON'S stock option plans. Sullivan & Cromwell from time to time performs legal services for IKON. The opinions of William F. Drake, Jr. and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Company and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of such opinions.

                                $2,017,750,000

                              IKON CAPITAL, INC.

                                DEBT SECURITIES

                               ----------------

  IKON Capital, Inc. (the "Company") may from time to time offer its Debt Securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed $2,017,750,000. The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, which may include securities denominated in U.S. dollars, in any other currency or in composite currencies such as the European Currency Unit, date or dates on which principal is payable, interest rate or rates (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of the Company, terms for any repayment of principal amount at the option of the holder (which option may be conditional), terms for any sinking fund payments, the initial public offering price, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters or agents and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement. The Debt Securities are solely the obligations of the Company and are not guaranteed by the Company's parent corporation, IKON Office Solutions, Inc. This Prospectus may not be used to consummate the sale of Debt Securities unless accompanied by a Prospectus Supplement.

  The Company may sell Debt Securities to or through one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. See "Plan of Distribution." Such underwriters or agents may include one or more of Lehman Brothers, Lehman Brothers Inc., Chase Securities Inc., Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or a group represented by one or more of such firms or by one or more other firms.

                               ----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                               ----------------

                 The date of this Prospectus is May 21, 1997.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF DEBT SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH DEBT SECURITIES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

  The Company and IKON Office Solutions, Inc. ("IKON"), which owns 100% of the outstanding common stock of the Company, are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith file reports, proxy material (IKON only) and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C., as well as Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, and 7 World Trade Center, Suite 1300, New York, New York and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Registration Statement has been, and amendments thereto will be, filed with the Commission through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy statements and other information regarding issuers, such as the Company and IKON, that file electronically with the Commission. Reports, proxy material and other information concerning IKON can also be inspected at the offices of the New York, Philadelphia and Chicago Stock Exchanges.

  The Company is not required to deliver an annual report to its security holders pursuant to Section 14 of the 1934 Act, nor does it currently intend to deliver to holders of its debt securities any other report that contains financial information relating to the Company that has been examined and reported upon, with an opinion expressed by, an independent accountant. Such information, however, is contained in the Company's Annual Report on Form 10-K and in other periodic reports filed with the Securities and Exchange Commission that the Company will provide without charge (without exhibits), upon request, to any such security holder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended September 30, 1996, the Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1996 and March 31, 1997, and the Company's reports on Form 8-K dated April 14, 1997 and April 23, 1997 filed with the Commission pursuant to the 1934 Act are hereby incorporated in this Prospectus by reference.

  All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act (i) after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, and
(ii) from and after the date of such effectiveness and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission and to which reference is hereby made.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Communications Department, IKON Office Solutions, Inc., P.O. Box 834, Valley Forge, PA 19482; telephone number 610-296-8000.

                          FORWARD-LOOKING INFORMATION

  This Prospectus contains, and other materials filed or to be filed by the Company with the Commission which are incorporated by reference herein, as well as information included in oral statements or other written statements made or to be made by the Company, contain or will contain or include, disclosures which are forward-looking statements relating to the Company or its parent, IKON, within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the 1934 Act. Such forward-looking statements address, among other things, strategic initiatives (including plans for enhancing the Company's or IKON's business through new acquisitions, information technology systems, sales strategies, market growth plans and acquisition and margin enhancement initiatives, capital expenditure requirements and financing sources). Such forward-looking information is based upon managament's current plans or expectations and is subject to a number of uncertainties and risks that could significantly affect the Company's and/or IKON's current plans, anticipated actions and future financial condition and results. These uncertainties and risks include, but are not limited to, those relating to IKON's successful management of an aggressive program to acquire and integrate new companies, including companies with technical services and products that are relatively new to IKON, and also including companies outside the United States, which present additional risks relating to international operations; risks and uncertainties (applicable to both the Company and IKON) relating to conducting operations in a competitive environment; delays, difficulties, technological changes and employment issues (applicable to both the Company and IKON) associated in a large-scale transformation project; debt service requirements (applicable to both the Company and IKON) including sensitivity to fluctuation in interest rates; and general economic conditions. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company or IKON.

                                  THE COMPANY

  The Company's principal executive offices are located at 1738 Bass Road, Macon, Georgia 31210; telephone number: 912-471-2300.

                 RELATIONSHIP WITH IKON OFFICE SOLUTIONS, INC.

  The Company, as a captive finance subsidiary of IKON, derives its customer base from the business sourced by IKON locations throughout the United States. There are several agreements and programs between the Company and IKON, which are described below.

SUPPORT AGREEMENTS

  The Company and IKON are parties to an agreement (the "1996 Support Agreement") dated as of October 22, 1996, which contains a requirement that IKON maintain 100% ownership of the Company. The Company's agreements with noteholders and other lenders (the "Debtholders") generally include covenants that it will not assign, amend or terminate the 1996 Support Agreement unless either (i) all the outstanding debt of the company is repaid or (ii) the approval of at least two-thirds of the Company's Debtholders is obtained (for all outstanding amounts covered by the 1996 Support Agreement). (See "1996 Support Agreement" below).

  The Company and IKON were previously parties to the 1994 Support Agreement, dated as of June 1, 1994, which contained terms identical to those contained in the 1996 Support Agreement, except that the 1994 Support Agreement did not require that IKON (i) maintain 100% ownership of the Company and (ii) obtain the consent of two-thirds of the Debtholders (for all outstanding amounts covered by the 1996 Support Agreement) as a condition to assignment, amendment and termination. Except for these two new requirements, which are included in the 1996 Support Agreement, all of the other provisions of the 1994 Support Agreement remain in effect in the 1996 Support Agreement. The 1994 Support Agreement was replaced by the 1996 Support Agreement after the Company obtained in writing from Moody's Investors Services and Standard & Poor's Rating Services confirmation that the Company's debt rating would not be downgraded as a result of the foregoing new requirements.

  The Company and IKON are also parties to a Maintenance Agreement, dated August 15, 1991 (the "1991 Maintenance Agreement"), and an Operating Agreement, dated August 15, 1991 (the "1991 Operating Agreement", and together with the 1991 Maintenance Agreement, the "1991 Maintenance and Operating Agreements"), which are further described below. The Company has agreed with its Debtholders pursuant to loan agreements entered into before June 1, 1994 that it will not amend or terminate the 1991 Maintenance and Operating Agreement without each such Debtholder's consent. Such loan agreements will mature over the next several years, with the latest maturity occurring in August 1998, at which time the Company and IKON may terminate the 1991 Maintenance and Operating Agreements.

THE 1996 SUPPORT AGREEMENT

  The 1996 Support Agreement between the Company and IKON provides that IKON will make a cash payment to the Company (or an investment in the form of equity or subordinated notes) as needed to comply with two requirements: i) that the Company will maintain a pre-tax interest coverage ratio (income before interest expense and taxes divided by interest expense) so that the Company's pre-tax income plus interest expense (together with cash payments from IKON) will not be less than 1.25 times interest expense, and ii) that the Company will maintain a minimum tangible net worth of $1.00. The agreement also provides that IKON will maintain 100% direct or indirect ownership of the Company.

  Unlike the 1991 Operating Agreement, the 1996 Support Agreement does not contain a requirement that the IKON operating locations repurchase all defaulted lease contracts. The 1996 Support Agreement does not include the repurchase requirement because the Company and IKON wish to preserve the flexibility, on a prospective basis, to allow the credit risk for defaulted contracts to remain with the Company. In such event, the credit decision and reserves for defaulted contracts would become the responsibility of the Company. If the Company were responsible for the credit risk and costs associated with defaulted contracts, the Company would increase its current lease rates in order to offset these increased costs. Consequently, the Company believes that the impact of any future shift of the credit risk from the IKON operating locations to the Company would not be material to the Company's future results of operations. The Company's (and IKON's) present intention, however, is to continue the repurchase arrangement with the IKON operating locations as currently in effect.

THE 1991 MAINTENANCE AND OPERATING AGREEMENTS

  The 1991 Maintenance Agreement provides that IKON will make a cash payment to the Company (or an investment in the form of equity or subordinated notes) as needed in amounts sufficient to meet a specified minimum fixed charge coverage ratio and a maximum debt-to-equity ratio. Earnings before fixed charges (primarily interest) must be at least 1.3 times fixed charges. The Company has satisfied this requirement independently (without requiring payment or an investment from IKON). The Company's debt-to-equity ratio is limited to 6 to 1 according to the terms of the 1991 Maintenance Agreement. The Company must also maintain minimum tangible net worth of not less than $1.00.

  Pursuant to the terms of the 1991 Maintenance Agreement, the Company received capital contributions from IKON of $19 million in the first six months of fiscal 1997, $30 million in fiscal 1996, $29 million in fiscal 1995 and $8.3 million in fiscal 1994.

  The 1991 Operating Agreement requires the IKON operating locations to repurchase all defaulted lease contracts. A default is defined in the 1991 Operating Agreement as any receivable which is past due for 120 days or is otherwise reasonably declared uncollectible by the Company. The repurchase amount is defined as the net book value of a lease on the default date.

  The 1991 Maintenance and Operating Agreements provide for modification or amendment with both parties' consent and provide for cancellation by either party upon 90 days written notice. The Company has generally agreed with its Debtholders pursuant to loan agreements entered into prior to June 1, 1994, however, that it will not amend the 1991 Maintenance and Operating Agreements without each such Debtholder's consent. Such loan agreements are scheduled to expire over the next several years, with the latest maturity occurring in August 1998, at which time the Company and IKON may terminate the 1991 Maintenance and Operating Agreements.

CASH MANAGEMENT PROGRAM

  The Company participates in IKON's domestic Cash Management program. Under this program, the Company has an account with IKON through which cash in excess of current operating requirements is temporarily placed on deposit. Similarly, amounts are periodically borrowed from IKON. Interest is paid (or charged) by IKON on these amounts. The Company (i) was in a net deposit condition with IKON during the first six months of fiscal 1997 and the fiscal years of 1996 and 1995 and (ii) earned interest income of approximately $2.0 million, $2.9 million and $1.5 million, respectively. The Company was a net borrower in 1994 incurring net interest costs of $496,000 under this program.

MANAGEMENT FEE

  The Company is charged a management fee by IKON to cover certain corporate overhead expenses. These charges are included as general and administrative expenses in the Company's financial statements and amounted to $276,000 in the first six months of fiscal 1997, $552,000 in the fiscal years of 1996 and 1995, and $396,000 in the fiscal year of 1994.

FEDERAL INCOME TAX ALLOCATION AGREEMENT

  IKON and the Company participate in a Federal Income Tax Allocation Agreement dated June 30, 1989, in which the Company consents to the filing of consolidated federal income tax returns with IKON. IKON agrees to collect from or pay to the Company its allocated share of any consolidated federal income tax liability or refund applicable to any period for which the Company is included in IKON's consolidated federal income tax return.

INTEREST ON INCOME TAX DEFERRALS

  The Company provides substantial tax benefits to IKON through the use of the installment sales method on equipment financed through the Company. Taxes deferred by IKON due to this tax treatment totaled a cumulative amount of approximately $235 million at the end of fiscal 1996. IKON pays the Company interest on the portion of these tax deferrals (approximately $157 million at the end of fiscal 1996) which arise from tax deferrals on intercompany sales. In fiscal 1996 and 1995, interest was earned by the Company at a rate consistent with the Company's weighted average outside borrowing rate of interest. Under this method, the Company earned interest at an average rate of 6.8% in 1996 totaling $8.7 million and at an average rate of 6.7% in 1995 totaling $5.9 million. In fiscal 1994, interest was earned by the Company at a rate of 6.0% and totaled $3.8 million.

LEASE BONUS PROGRAM

  The Company sponsored a lease bonus subsidy program which provided incentives to IKON operating locations when IKON customers lease equipment from the Company. Payments under this program can be reduced or eliminated at any time by joint agreement of the Company and IKON. During fiscal 1996, 1995 and 1994, bonus payments were calculated on the basis of the IKON locations' increase in the percentage of equipment sales leased through the Company, and totaled $6.9 million, $7.3 million and $8.8 million, respectively. Effective October 1, 1996, the Company changed the focus of the bonus subsidy program to reimburse IKON for third party lease payoffs incurred when buying out the equipment leases of a competitor.

                              IKON CAPITAL, INC.

                      RATIO OF EARNINGS TO FIXED CHARGES

                                                           FISCAL YEAR ENDED
                                       SIX MONTHS ENDED      SEPTEMBER 30,
                                       ---------------- ------------------------
                                        MARCH 31, 1997  1996 1995 1994 1993 1992
                                       ---------------- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges....       1.8        1.9  1.8  2.0  1.7  1.5

                 IKON OFFICE SOLUTIONS, INC. AND SUBSIDIARIES

                      RATIO OF EARNINGS TO FIXED CHARGES

                                                           FISCAL YEAR ENDED
                                       SIX MONTHS ENDED      SEPTEMBER 30,
                                       ---------------- ------------------------
                                        MARCH 31, 1997  1996 1995 1994 1993 1992
                                       ---------------- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges....       2.1(1)     3.1  3.3  3.7  3.1  3.1

--------
(1) Excluding the effect of the extraordinary loss on early extinguishment of debt, the ratio of earnings to fixed charges for the six months ended March 31, 1997 is 2.4.

                 IKON OFFICE SOLUTIONS, INC. AND SUBSIDIARIES

                      RATIO OF EARNINGS TO FIXED CHARGES
                   (EXCLUDING CAPTIVE FINANCE SUBSIDIARIES)

                                                           FISCAL YEAR ENDED
                                       SIX MONTHS ENDED      SEPTEMBER 30,
                                       ---------------- ------------------------
                                        MARCH 31, 1997  1996 1995 1994 1993 1992
                                       ---------------- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges....       2.7(2)     4.8  4.9  5.3  4.5  4.7

--------
(2) Excluding the effect of the extraordinary loss on early extinguishment of debt, the ratio of earnings to fixed charges (excluding captive finance subsidiaries) for the six months ended March 31, 1997 is 3.3.

  For purposes of computing the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations plus fixed charges (net of capitalized interest). Fixed charges represent interest (whether expensed or capitalized) and one-third (the proportion deemed representative of the interest factor) of rents of continuing operations.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Debt Securities offered hereby will be used by the Company for the financing of future sales and leasing transactions with IKON customers, and for other corporate purposes. The Company expects to incur additional indebtedness in connection with its financing operations. However, the amount, timing and precise nature of such indebtedness have not yet been determined and will depend upon the volume of the Company's business, the availability of credit and general market conditions.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth the material terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which the general provisions described below may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

  Offered Debt Securities (as defined below) are to be issued under an Indenture, dated as of June 30, 1995, and a First Supplemental Indenture, dated June 4, 1997, between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (together, the "Indenture"). The statements under this caption relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries make use of terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture and the cited provisions thereof, a copy of which is filed as an exhibit to the Registration Statement.

GENERAL

  The Debt Securities will be unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series.

  Reference is made to the Prospectus Supplement relating to the particular Debt Securities offered thereby (the "Offered Debt Securities") for the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the person to whom any interest shall be payable, if other than the person in whose name the Offered Debt Security is registered on the regular record date for such interest; (4) the date or dates on which the principal of the Offered Debt Securities will be payable; (5) the rate or rates per annum at which the Offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which such interest will accrue; (6) the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates; (7) the place or places where principal or (and premium, if any) and interest on Offered Debt Securities shall be payable; (8) any mandatory or optional sinking fund or analogous provisions; (9) if applicable, the price at which, the periods within which, and the terms and conditions upon which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company; (10) if applicable, the terms and conditions upon which the Offered Debt Securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional); (11) the portion of the principal amount of the Offered Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (12) the currency or currencies, including composite currencies, in which principal of (and premium, if any) and interest may be payable (which may be other than those in which the Offered Debt Securities are stated to be payable); (13) any index pursuant to which the amount of payments of principal of (and premium, if any) or interest may be determined; (14) whether all or any part of the Offered Debt Securities will be issued in the form of a Global Security or Securities and, if so, the Depositary for, and other terms relating to, such Global Security or Securities; and (15) any other terms of the Offered Debt Securities. (Section 301)

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (Section 302) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith. (Section 305)

  The applicable Prospectus Supplement will describe any Special United States federal tax consequences and any other special considerations with respect to the Offered Debt Securities.

CERTAIN RESTRICTIONS

  1996 Support Agreement. The Indenture provides that the Company (1) will observe and perform in all material respects all covenants or agreements of the Company contained in the 1996 Support Agreement; (2) to the extent possible, will cause IKON to observe and perform in all material respects all covenants or agreements of IKON contained in the 1996 Support Agreement; and
(3) will not waive compliance under, amend in any material respect or terminate the 1996 Support Agreement; provided, however, that the 1996 Support Agreement may be amended or terminated if either (i) all the outstanding debt of the Company is repaid or (ii) the approval of holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each series issued under the Indenture is obtained. (Section 1004A)

  Restrictions on Liens and Encumbrances. The Company will not create, assume or guarantee any Secured Debt (as defined below) without making effective provision for securing the Debt Securities (and, if the Company shall so determine, any other indebtedness of or guaranteed by the Company), equally and ratably with such Secured Debt. The term "Secured Debt" shall mean indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any property of any character of the Company. This covenant does not apply to debt secured by (i) certain mortgages, pledges, liens, security interests or encumbrances in connection with the acquisition, construction or improvement of any fixed asset or other physical or real property by the Company, (ii) mortgages, pledges, liens, security interests or encumbrances on property existing at the time of acquisition thereof, whether or not assumed by the Company, (iii) mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or at the time of sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company, (iv) mortgages, including mortgages, pledges, liens, security interests or encumbrances, on property of the Company in favor of the United States of America, any state thereof, or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages, (v) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing clauses (i) to (iv), inclusive or (vi) any mortgage, pledge, lien, security interest, or encumbrance securing indebtedness owing by the Company to one or more wholly owned Subsidiaries. Notwithstanding the above, the Company may, without securing the Debt Securities, create, assume or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of all Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) at such time does not exceed 5% of the Consolidated Net Tangible Assets. (Sections 101 and 1005)

  The Indenture provides that no consolidation or merger of the Company and no sale, conveyance or lease of the property of the Company, substantially as an entirety, shall be made with or to another corporation if as a result thereof any properties or assets of the Company would become subject to a lien or mortgage not permitted by the terms of the Indenture unless effective provision shall be made to secure the Debt Securities equally and ratably with (or prior to) all indebtedness thereby secured. (Section 801)

  The term "Consolidated Net Tangible Assets" shall mean as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles. The term "Subsidiary" with respect to any Person means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect directors is owned directly or indirectly by such Person or by one or more other corporations more than 50% of such stock of which is similarly owned or controlled. (Section 101)

THE TRUSTEE

  The Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. (Section 613) In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under the Indenture it is a creditor of the Company.

  The Chase Manhattan Bank, the Trustee under the Indenture, maintains a banking relationship with the Company and IKON.

EVENTS OF DEFAULT AND NOTICE THEREOF

  The following events are defined in the Indenture as "Events of Default" with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Securities of that series when due; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Securities of that series; (d) default in the performance, or breach, of any term or provision of the covenant described under "Certain Restrictions--1996 Support Agreement"; (e) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice given to the Company by the Trustee or the holders of at least 10% in the principal amount of the Debt Securities outstanding and affected thereby; (f) default in payment of principal in excess of $15,000,000 or acceleration of any indebtedness for money borrowed in excess of $15,000,000 by the Company (including a default with respect to Debt Securities of any series other than that series), if such indebtedness has not been discharged or become no longer due and payable or such acceleration has not been rescinded or annulled, within 10 days after written notice given to the Company by the Trustee or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series; (g) certain events in bankruptcy, insolvency or reorganization of the Company; (h) certain events in bankruptcy, insolvency or reorganization of IKON or one of its subsidiaries if such event affects any significant part of the assets of the Company or any of its subsidiaries; and (i) any other Event of Default provided with respect to Debt Securities of such series. (Section 501)

  If an Event of Default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities (as defined in the Indenture), such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount or outstanding Debt Securities of that series may rescind and annul such declaration and its consequences. (Section 502)

  Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due upon acceleration upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to any series of Debt Securities, shall give to the holders of Debt Securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any Debt Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of Debt Securities. (Section 602)

  The Company will be required to furnish to the Trustee annually a statement by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. (Section
1006)

  The holders of a majority in principal amount of the outstanding Debt Securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults. (Sections 512 and 513)

  Under the Indenture, record dates may be set for Acts of the holders with respect to Events of Default, declaring an acceleration, or rescission and annulment thereof, the direction of the time, method and place of conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred on the Trustee, or waiving any default. (Sections 501, 502, 512 and 513)

  The Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, and (ii) the principal amount of a Debt Securities denominated in a foreign currency or a composite currency shall be the U.S. dollar equivalent, determined on the basis of the rate of exchange on the business day immediately preceding the date of original issuance of such Debt Securities by the Company in good faith, of the principal amount of such Debt Securities (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined based on the rate of exchange prevailing on the business day immediately preceding the date of original issuance of such Debt Securities, of the amount determined as provided in (i) above). (Section 101)

  The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 601) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 603)

  The covenants contained in the Indenture and the Debt Securities would not necessarily afford Holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect Holders.

MODIFICATION OF THE INDENTURE

  Modifications and amendments of the Indenture may be made by the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of the Outstanding Securities issued under the Indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without a consent of each holder of such Securities affected thereby: (1) change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such Securities; (2) reduce the principal amount of (or premium, if any) or the interest, if any, on any such Securities or the principal amount due upon acceleration of an Original Issue Discount Security;
(3) change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such Securities; (4) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Securities; (5) reduce the above-stated percentage of holders of Securities necessary to modify or amend the Indenture; or (6) modify the foregoing requirements or reduce the percentage of Outstanding Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults. A record date may be set for any Act of the holders with respect to consenting to any amendment. (Section 902)

                             PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to or through one or more underwriters or dealers and also may sell Debt Securities to other investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Debt Securities will be named in the Prospectus Supplement. The underwriters or agents may include one or more of Lehman Brothers Inc., Chase Securities Inc., Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or a group of underwriters represented by one or more of such firms or may be one or more other firms.

  Underwriters or agents may offer and sell the Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the Debt Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Debt Securities for whom they may act as agent. Underwriters or agents may sell the Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

  The Company does not expect to list the Debt Securities. The Debt Securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

  Any underwriters or agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters or agents may be entitled, under agreements entered into with the Company, to indemnification against or contribution toward certain civil liabilities under the Securities Act.

  During and after an offering, underwriters may purchase and sell the Debt Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Debt Securities, and syndicate short positions involve the sale by the underwriters of a greater number of Debt Securities than they are required to purchase from the Company in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Debt Securities sold in the offering for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Debt Securities, which may be higher than the price that might otherwise prevail in the open market.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for, the Company in the ordinary course of business.

                          VALIDITY OF DEBT SECURITIES

  The validity of the Debt Securities will be passed upon for the Company by William F. Drake, Jr., General Counsel of IKON, and for any underwriters or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. As of April 30, 1997, Mr. Drake beneficially owned 157,037 shares of Common Stock of IKON, including 741 shares over which he has the right to acquire beneficial ownership through the exercise of stock options granted under IKON'S stock option plans. Sullivan & Cromwell from time to time performs legal services for IKON.

                                    EXPERTS

  The financial statements of IKON Capital, Inc. appearing in IKON Capital, Inc.'s Annual Report (Form 10-K) for the year ended September 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                     ------------------------------------
                     ------------------------------------

 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, BY THE AGENTS OR BY ANY OTHER PERSON. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR ANY PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAD BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

                              ------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                             Prospectus Supplement

Description of Notes.......................................................  S-3
Important Currency Information............................................. S-24
Currency Risks............................................................. S-25
Certain United States Federal Income
 Tax Consequences.......................................................... S-27
Supplemental Plan of Distribution.......................................... S-35
Validity of Notes.......................................................... S-36

                                  Prospectus

Available Information......................................................    2
Incorporation of Certain Documents
 by Reference..............................................................    2
Forward-Looking Information................................................    3
The Company................................................................    3
Relationship with IKON Office
 Solutions, Inc............................................................    3
Use of Proceeds............................................................    6
Description of Debt Securities.............................................    7
Plan of Distribution.......................................................   11
Validity of Debt Securities................................................   11
Experts....................................................................   12

                     ------------------------------------
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                                $2,017,750,000

                              IKON CAPITAL, INC.

                          MEDIUM-TERM NOTES, SERIES C
                            WITH MATURITIES OF NINE
                              MONTHS OR MORE FROM
                                 DATE OF ISSUE


                              ------------------

                                  PROSPECTUS
                              Dated May 21, 1997

                                      AND

                             PROSPECTUS SUPPLEMENT
                              Dated June 4, 1997

                              ------------------



                                LEHMAN BROTHERS

                             CHASE SECURITIES INC.

                             GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.


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